EXHIBIT 99.01

Chegg Announces Third Quarter 2022 Earnings
Chegg Services Subscribers reach 4.8 million growing 9% year over year

SANTA CLARA, Calif., November 1, 2022 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended September 30, 2022.

“Our results reflect excellent execution and show the inherent profitability of our model while we continue to invest for future growth,” said Dan Rosensweig, CEO & President of Chegg, Inc.

Third Quarter 2022 Highlights

•Total Net Revenues of $164.7 million, a decrease of 4% year-over-year
•Chegg Services Revenues grew 8% year-over-year to $159.3 million, or 97% of total net revenues, compared to 85% in Q3 2021
•Net Income was $251.6 million primarily driven by the one time tax benefit related to release of valuation allowance of $174.6 million and gain on early extinguishment of debt of $93.5 million
•Non-GAAP Net Income was $30.4 million
•Adjusted EBITDA was $50.0 million
•4.8 million: number of Chegg Services subscribers, an increase of 9% year-over-year

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Busuu, Mathway, and Thinkful. Required Materials includes print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net income (loss), and adjusted EBITDA to net income (loss), see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Fourth Quarter 2022

•Total Net Revenues in the range of $200 million to $203 million
•Chegg Services Revenues in the range of $197 million to $200 million
•Gross Margin between 74% and 76%
•Adjusted EBITDA in the range of $71 million to $74 million

Full Year 2022

•Total Net Revenues in the range of $762 million to $765 million
•Chegg Services Revenues in the range of $730 million to $733 million
•Gross Margin between 73% and 74%
•Adjusted EBITDA in the range of $252 million to $255 million
•Free Cash Flow in the range of 50% to 60% of Adjusted EBITDA
•Capital Expenditures in the range of $100 million to $110 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net income to EBITDA and adjusted EBITDA for the fourth quarter 2022 and full year 2022, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO & President Chegg, Inc.

Thank you, Tracey and welcome everyone to our Q3 2022 earnings call. Chegg had a strong third quarter, exceeding both our top and bottom line expectations, with Chegg Services revenue growing 8% year-over-year, reaching 4.8 million subscribers. Our results reflect excellent execution and show the inherent profitability of our model while continuing to invest in future growth.

We regularly monitor the trends in education and as has been reported U.S. undergraduate enrollment has stabilized and returned to pre-pandemic norms. What has changed is that students are increasingly going to schools offering online and hybrid classes, which are now offered by over half of the U.S. higher education institutions. In addition, 59% of U.S. students are now majoring in STEM & Business, with more than 80% taking STEM-B courses. Our data also suggests students are spreading their course load over the full year. We believe these trends are all positive for Chegg.

We continue to make investments to increase the value of Chegg’s offerings, both to our existing students, as well as expand the opportunity to reach new learners. In addition to providing academic support, we are also adding non-academic services and job skills preparation, which we believe will expand our TAM, increase retention, increase ARPU, and better serve students. We believe this is a major opportunity, which is why we recently announced the promotion of Nathan Schultz to Chief Operating Officer. Nathan is now responsible for all our direct-to-student offerings. For those of you who don’t know Nathan, he has been at Chegg for 15 years, and has held almost every senior role at the company. Most recently, he and his team built our Learning Services group, launched the Chegg Study Pack, and led the integration of Writing and Mathway. This promotion is well-deserved, a long time coming, and organizes the company around future growth. Congratulations Nathan.

This school year, we increased the price of our base product Chegg Study by $1 in the U.S. As expected, we saw a minimal impact on conversion and retention and a positive impact on the take rate for the Chegg Study Pack. Chegg Study and Chegg Study Pack are now renewing at similar rates, and we see the highest satisfaction scores from students using the Chegg Study Pack. Our strategy continues to be to increase our TAM as well as the percentage of students who subscribe to the Chegg Study Pack. This increases our ARPU and profitability and most importantly serves the students better.

As we add more value, we expect to add more students. Which is why we continue to invest in more forms of content, subjects, and personalization. As an example, our investment in Uversity, which was recently made available to students, is performing well, allowing us to better target the exact learning content students want. In addition to Uversity, our plan is to expand value by adding non-academic services and job skills preparation in the future. So today we are pleased to announce our partnership with Calm, the number one platform for mental fitness and well-being and the most preferred wellness brand for college users. Every Chegg Study Pack subscriber globally will now receive Calm Premium for free, which is a $70 annual value. The mental health challenge facing college students is huge, it’s real and it’s affecting their lives today. With over half of U.S. students reporting that mental health is impacting their studies, and nearly a third of students worldwide reporting their mental health has worsened since returning to campus. We hope this partnership provides some of the support they need.

Internationally we are prioritizing market share growth by delivering compelling value propositions for students in their countries, increasing our subscriber base through local pricing, content, and user experience. These efforts are focused on expanding our reach in major markets, including Turkey, where we recently launched a fully localized app and have seen a significant increase in downloads, activation, and engagement. We also just launched our Spanish language app in beta and we believe this will be a major opportunity for us going forward.

Students' needs continue to evolve, including the growth in demand for language learning. We are expanding the U.S. footprint of Busuu and have just launched an ad-supported freemium model. With over half of U.S. students reporting wanting to learn another language, we see a tremendous opportunity for U.S. growth.

Busuu is also now a key part of our growing partnership with Guild. Thanks to the early success of our partnership, and our strong outcomes, we are pleased to announce that we are adding Busuu’s language learning into Guild marketplace in early 2023. Our partnership with Guild continues to yield excellent results and as they grow their customer base among large employers, we are seeing increased adoption of our courses, as well as a very strong learner completion rate, which is how we are measured for quality and value. We want to thank Guild and look forward to continuing to expand our partnership.

The great work we have accomplished would not be possible without our amazing employees. Their tireless work to put students first has, once again, resulted in recognition for our teams. This quarter, we were proud to win Comparably awards for our benefits and perks, compensation, work-life balance, and perhaps most important, happiest employees, as well as being recognized as a Fortune ‘Best Workplaces’ for Women, and for Technology.

Also, Chegg employees recently participated in our first Global Day of Impact where we furthered our commitment to put students’ success and health first. Together, Chegg volunteers supported 13 global organizations supporting education, hunger, mental health, and more. Our teams have helped almost 5,000 students and I couldn’t be prouder.

And with that I’ll turn it over to Andy…

Prepared Remarks - Andy Brown, CFO Chegg, Inc.

Thanks Dan and good afternoon everyone.

Q3 was another good quarter for Chegg, with revenue and adjusted EBITDA coming in above the high end of our expected ranges, as the momentum we saw in Q2 carried into Q3. During the quarter we also made a significant capital allocation to reduce our outstanding debt at a material discount to par.

With that backdrop, let me walk you through the Q3 results.

For Q3, total revenue was $165 million. This was driven by Chegg Services revenue growth of 8% year-over-year to $159 million, as subscribers grew 9% to 4.8 million for the quarter. Gross margin continued to be strong and came in above the high end of our expectations at 73%, demonstrating continued leverage in our model. We are also seeing increased leverage in our operating expenses, all while continuing to make significant investments for future growth opportunities. This combined with the gross margin improvement, resulted in a large adjusted EBITDA beat for the quarter, increasing our expected profitability for the year.

Before moving on to the balance sheet, some of you may have noticed that our Q3 GAAP net income of $252 million, exceeded our net revenue of $165 million, let me explain. There were two discrete items that contribute to this. First, during the quarter, we opportunistically repurchased $500 million of our outstanding 2026 notes for $400 million. These notes were trading at a significant discount to par and thus, provided a risk-free return to our shareholders. This resulted in a net gain after certain costs of $94 million and was recorded in the “other income” line on the income statement. The second item was a release of the vast majority of our valuation allowance against our deferred tax assets of $175 million, which was recorded in the “benefit from income taxes” line on the income statement. In simple terms, this release was taken because we have shown a consistent track record of GAAP profitability and we expect to remain profitable for the foreseeable future. As such, we now expect to be able to recognize the full benefits of these deferred tax assets.

Now, looking at the balance sheet, we ended the quarter with $1.2 billion of cash and investments. As mentioned earlier, during the quarter we used $400 million to retire $500 million of our outstanding debt. We also repurchased 1.1 million shares of our common stock at an average price of $20.10. We believe these actions increase shareholder value and were possible given the strengths of our balance sheet and an operating model that generates significant cash flows.

Moving on to guidance. With a solid Q3 behind us and the fall semester now in full swing, we have a better understanding of what to expect for the remainder of the year. As a result, we are significantly narrowing the ranges and increasing the mid-points for the year. We are also monitoring global macroeconomic trends around inflation and a possible recession for the potential impact it could have on our business as we enter 2023.

For full-year 2022, we now expect:

•Total revenue to be between $762 and $765 million,
•With Chegg Services revenue between $730 and $733 million,
•Gross margin between 73% and 74%,
•And adjusted EBITDA between $252 and $255 million, or 33% adjusted EBITDA margin, an increase of approximately 280 basis points from our prior guidance. We also expect free cash flow to be at the higher end of our expected range of 50% - 60% of adjusted EBITDA.

This results in Q4 guidance of:

•Total revenue to be between $200 and $203 million,
•With Chegg Services revenue between $197 and $200 million,
•Gross margin between 74% and 76%,
•And adjusted EBITDA between $71 and $74 million or 36% margin.

In closing, the Chegg team continues to operate at a high level, and we have a balance sheet and an operating model that is second to none. This allows us to invest in the current business as well as new opportunities such as international expansion and skills to deliver increased profits and cash flows.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-855-327-6837, or outside the U.S. +1-631-891-4304, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on November 1, 2022, until 8:59 p.m. Pacific Standard Time (or 11:59 p.m. Eastern Standard Time) on November 8, 2022, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 10020493. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Marc Boxser, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income (expense), net, acquisition-related compensation costs, transitional logistic charges, impairment of lease related assets, and restructuring charges; (2) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, impairment of lease related assets, and restructuring charges; (3) non-GAAP income from operations as income from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, transitional logistic charges, impairment of lease related assets, and restructuring charges; (4) non-GAAP net income as net income (loss) excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt discount and issuance costs, transitional logistic charges, the (gain) loss on early extinguishment of debt, the tax benefit related to release of valuation allowance, the net loss on change in fair value of derivative instruments, the tax benefit related to release of valuation allowance, the gain on sale of strategic equity investments, impairment of lease related assets, and restructuring charges; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

(Gain) loss on early extinguishment of debt.

The (gain) loss on early extinguishment of debt is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss on change in fair value of derivative instruments, net.

Our convertible senior notes embedded conversion options and related capped call instruments meet certain conditions for exclusion as derivative instruments and instead meet conditions to be classified in equity. The embedded conversion features and capped call transactions are not remeasured as long as they continue to meet the conditions for equity classification, otherwise they are classified as derivative instruments and recorded at fair value with changes in fair value recorded in other (expense) income, net. The loss on change in fair value of derivative instruments is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record a gain on our strategic equity investment that was acquired. The gain on sale of strategic equity investment is a one-time event and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a new third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our San Francisco office. The impairment of lease related assets is a one-time event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Tax benefit related to release of valuation allowance.

The tax benefit related to the release of the valuation allowance on our U.S. and non-California state deferred tax assets is a result of our expectation that it is more likely than not that our operations will continue to be profitable. Chegg believes that it is appropriate to exclude this from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Restructuring charges.

Restructuring charges represent expenses incurred in conjunction with the change in our go-to-market strategy for our Thinkful product offering which we believe will have the most growth potential to serve learners. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the impact of the ongoing coronavirus (COVID-19) pandemic on Chegg’s financial condition and results of operations, the inherent profitability of our model, our future growth, trends in U.S. undergraduate enrollment, the percentage of students majoring in STEM-B or taking STEM-B courses, the expectations regarding Chegg's execution against its strategic objectives, students' academic journey as a 12-month endeavor, our rollout of non-academic services expanding our TAM, increasing our retention, and increasing our ARPU, the ability of our new COO to execute on the direct-to-student opportunity, the ability of Uversity to target the exact learning content that students want, increasing our international subscriber base through local pricing, content, and user experience, the addition of Busuu into the Guild marketplace, the adoption of our courses into Guild and learner completion of those courses, the expansion of our current partnership with Guild, our expansion into and focus on new markets, the financial guidance, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of the COVID-19 pandemic on Chegg’s business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; competition in aspects of Chegg’s business, and Chegg's expectation that such competition will increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; Chegg’s ability to expand internationally; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; Chegg's brand and reputation; the outcome of any current litigation and investigations; the successful transition of Required Materials; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; changes in the education market, including as a result of COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 22, 2022, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$69,349	$854,078
Short-term investments	871,408	691,781
Accounts receivable, net of allowance of $298 and $153 at September 30, 2022 and December 31, 2021, respectively	22,187	17,850
Prepaid expenses	33,441	35,093
Other current assets	35,196	23,846
Total current assets	1,031,581	1,622,648
Long-term investments	286,781	745,993
Textbook library, net	—	11,241
Property and equipment, net	202,362	169,938
Goodwill	589,702	289,763
Intangible assets, net	80,646	40,566
Right of use assets	18,144	18,062
Deferred tax assets	166,965	1,365
Other assets	21,680	19,670
Total assets	$2,397,861	$2,919,246
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$14,902	$11,992
Deferred revenue	60,475	35,143
Accrued liabilities	68,096	67,209
Total current liabilities	143,473	114,344
Long-term liabilities
Convertible senior notes, net	1,187,513	1,678,155
Long-term operating lease liabilities	12,347	12,447
Other long-term liabilities	7,996	7,383
Total long-term liabilities	1,207,856	1,697,985
Total liabilities	1,351,329	1,812,329
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 125,423,860 and 136,951,956 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	125	137
Additional paid-in capital	1,220,688	1,449,305
Accumulated other comprehensive loss	(101,870)	(5,334)
Accumulated deficit	(72,411)	(337,191)
Total stockholders' equity	1,046,532	1,106,917
Total liabilities and stockholders' equity	$2,397,861	$2,919,246

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues	$164,739	$171,942	$561,704	$568,798
Cost of revenues(1)	45,203	67,102	145,972	199,194
Gross profit	119,536	104,840	415,732	369,604
Operating expenses:
Research and development(1)	45,426	43,269	150,321	130,995
Sales and marketing(1)	31,803	27,239	109,580	75,139
General and administrative(1)	53,742	33,971	154,547	111,560
Total operating expenses	130,971	104,479	414,448	317,694
(Loss) income from operations	(11,435)	361	1,284	51,910
Interest expense, net and other income (expense), net:
Interest expense, net	(1,525)	(1,633)	(4,738)	(5,263)
Other income (expense), net	97,258	8,670	105,247	(66,618)
Total interest expense, net and other income (expense), net	95,733	7,037	100,509	(71,881)
Income (loss) before benefit from (provision for) income taxes	84,298	7,398	101,793	(19,971)
Benefit from (provision for) income taxes	167,264	(747)	162,987	(5,793)
Net income (loss)	$251,562	$6,651	$264,780	$(25,764)
Net income (loss) per share
Basic	$1.99	$0.05	$2.07	$(0.18)
Diluted	$1.23	$0.05	$1.31	$(0.18)
Weighted average shares used to compute net income (loss) per share
Basic	126,132	144,746	128,166	140,775
Diluted	148,045	146,699	151,221	140,775

(1) Includes share-based compensation expense as follows:
Cost of revenues	$653	$393	$1,945	$1,174
Research and development	9,172	8,917	30,954	25,976
Sales and marketing	2,771	3,051	11,176	9,625
General and administrative	21,574	12,151	54,266	39,382
Total share-based compensation expense	$34,170	$24,512	$98,341	$76,157

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$264,780	$(25,764)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Print textbook depreciation expense	1,610	9,024
Other depreciation and amortization expense	64,295	46,273
Share-based compensation expense	98,341	76,157
Amortization of debt issuance costs	4,084	4,509
Gain on foreign currency remeasurement of purchase consideration	(4,628)	—
Impairment on lease related assets	3,411	—
(Gain) loss on early extinguishment of debt	(93,519)	78,152
Loss on change in fair value of derivative instruments, net	—	7,148
Loss from write-off of property and equipment	3,117	1,857
Tax benefit related to release of valuation allowance	(174,601)	—
Deferred income taxes	6,376	563
Gain on sale of strategic equity investment	—	(12,496)
(Gain) loss on textbook library, net	(4,976)	8,765
Operating lease expense, net of accretion	4,746	4,527
Restructuring charges	—	1,851
Other non-cash items	619	(65)
Change in assets and liabilities, net of effect of acquisition of businesses:
Accounts receivable	(2,259)	3,593
Prepaid expenses and other current assets	13,251	(31,070)
Other assets	15,926	9,472
Accounts payable	(1,728)	1,820
Deferred revenue	11,434	17,363
Accrued liabilities	(23,323)	10,552
Other liabilities	(5,240)	(4,108)
Net cash provided by operating activities	181,716	208,123
Cash flows from investing activities
Purchases of property and equipment	(79,242)	(67,126)
Purchases of textbooks	(3,815)	(10,666)
Proceeds from disposition of textbooks	2,503	7,815
Purchases of investments	(534,008)	(1,574,060)
Maturities of investments	783,912	893,315
Purchase of strategic equity investment	(6,000)	—
Proceeds from sale of strategic equity investment	—	16,076
Acquisition of businesses, net of cash acquired	(401,125)	(7,891)
Net cash used in investing activities	(237,775)	(742,537)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	4,558	5,373
Payment of taxes related to the net share settlement of equity awards	(12,776)	(89,339)
Proceeds from equity offering, net of offering costs	—	1,091,466
Repayment of convertible senior notes	(401,203)	(300,755)
Proceeds from exercise of convertible senior notes capped call	—	69,005
Repurchases of common stock	(323,528)	—
Payment of escrow related to acquisition	—	(7,451)
Net cash (used in) provided by financing activities	(732,949)	768,299
Effect of exchange rate changes	4,628	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(784,380)	233,885
Cash, cash equivalents and restricted cash, beginning of period	855,893	481,715
Cash, cash equivalents and restricted cash, end of period	$71,513	$715,600

	Nine Months Ended September 30,
	2022	2021
Supplemental cash flow data:
Cash paid during the period for:
Interest	$875	$1,053
Income taxes, net of refunds	$5,530	$5,610
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$6,908	$5,934
Right of use assets obtained in exchange for lease obligations:
Operating leases	$7,603	$—
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$4,101	$1,837
Issuance of common stock related to repayment of convertible senior notes	$—	$235,521

	September 30,
	2022	2021
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$69,349	$713,837
Restricted cash included in other current assets	63	—
Restricted cash included in other assets	2,101	1,763
Total cash, cash equivalents and restricted cash	$71,513	$715,600

CHEGG, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$251,562	$6,651	$264,780	$(25,764)
Interest expense, net	1,525	1,633	4,738	5,263
Benefit from (provision for) income taxes	(167,264)	747	(162,987)	5,793
Print textbook depreciation expense	—	2,443	1,610	9,024
Other depreciation and amortization expense	22,374	16,086	64,295	46,273
EBITDA	108,197	27,560	172,436	40,589
Print textbook depreciation expense	—	(2,443)	(1,610)	(9,024)
Share-based compensation expense	34,170	24,512	98,341	76,157
Other income (expense), net	(97,258)	(8,670)	(105,247)	66,618
Acquisition-related compensation costs	4,282	1,249	10,989	5,127
Transitional logistics charges	628	2,301	2,197	6,547
Impairment of lease related assets	—	—	3,411	—
Restructuring charges	—	1,851	—	1,851
Adjusted EBITDA	$50,019	$46,360	$180,517	$187,865

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses	$130,971	$104,479	$414,448	$317,694
Share-based compensation expense	(33,517)	(24,119)	(96,396)	(74,983)
Amortization of intangible assets	(2,843)	(877)	(8,631)	(4,217)
Acquisition-related compensation costs	(4,275)	(1,249)	(10,960)	(5,127)
Impairment of lease related assets	—	—	(3,411)	—
Restructuring charges	—	(818)	—	(818)
Non-GAAP operating expenses	$90,336	$77,416	$295,050	$232,549

(Loss) income from operations	$(11,435)	$361	$1,284	$51,910
Share-based compensation expense	34,170	24,512	98,341	76,157
Amortization of intangible assets	6,529	3,047	19,743	10,674
Acquisition-related compensation costs	4,282	1,249	10,989	5,127
Transitional logistics charges	628	2,301	2,197	6,547
Impairment of lease related assets	—	—	3,411	—
Restructuring charges	—	1,851	—	1,851
Non-GAAP income from operations	$34,174	$33,321	$135,965	$152,266

Net income (loss)	$251,562	$6,651	$264,780	$(25,764)
Share-based compensation expense	34,170	24,512	98,341	76,157
Amortization of intangible assets	6,529	3,047	19,743	10,674
Acquisition-related compensation costs	4,282	1,249	10,989	5,127
Amortization of debt issuance costs	1,305	1,412	4,084	4,509
Transitional logistics charges	628	2,301	2,197	6,547
(Gain) loss on early extinguishment of debt	(93,519)	—	(93,519)	78,152
Tax benefit related to release of valuation allowance	(174,601)	—	(174,601)	—
Impairment of lease related assets	—	—	3,411	—
Loss on change in fair value of derivative instruments, net	—	—	—	7,148
Gain on sale of strategic equity investments	—	(7,158)	—	(12,496)
Restructuring charges	—	1,851	—	1,851
Non-GAAP net income	$30,356	$33,865	$135,425	$151,905

Weighted average shares used to compute net income (loss) per share, diluted	148,045	146,699	151,221	140,775
Effect of shares for stock plan activity	—	—	—	2,727
Effect of shares related to convertible senior notes	—	22,875	—	23,876
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	148,045	169,574	151,221	167,378

Net income (loss) per share, diluted	$1.23	$0.05	$1.31	$(0.18)
Adjustments	(1.02)	0.15	(0.41)	1.09
Non-GAAP net income per share, diluted	$0.21	$0.20	$0.90	$0.91

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Net cash provided by operating activities	$181,716	$208,123
Purchases of property and equipment	(79,242)	(67,126)
Purchases of textbooks	(3,815)	(10,666)
Proceeds from disposition of textbooks	2,503	7,815
Free cash flow	$101,162	$138,146

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending December 31, 2022	Year Ending December 31, 2022
Net income	$11,500	$276,800
Interest expense, net	1,300	6,000
Provision for income taxes	800	(162,200)
Textbook library depreciation expense	—	1,600
Other depreciation and amortization expense	23,000	87,300
EBITDA	36,600	209,500
Textbook library depreciation expense	—	(1,600)
Share-based compensation expense	35,500	134,000
Other income, net	(3,600)	(108,900)
Acquisition-related compensation costs	3,200	14,100
Transitional logistics charges	800	3,000
Impairment of lease related assets	—	3,400
Adjusted EBITDA*	$72,500	$253,500
* Adjusted EBITDA guidance for the three months and year ending December 31, 2022 represent the midpoint of the ranges of $71 million to $74 million and $252 million to $255 million, respectively.